Exhibit 10.1
Execution Version
Basic Energy Services, Inc.
$275,000,000 7 3/4% Senior Notes due 2019
PURCHASE AGREEMENT
February 3, 2011
Houston, Texas
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED.
WELLS FARGO SECURITIES, LLC,
CAPITAL ONE SOUTHCOAST, INC.
COMERICA SECURITIES, INC.
c/o	Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036
          Basic Energy Services, Inc., a Delaware corporation (the “Company”), and each of the other Guarantors (as defined herein) agree with you as follows:
          1. Issuance of Notes. The Company proposes to issue and sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Wells Fargo Securities, LLC (together with Merrill Lynch, the “Representatives”), and the other several Initial Purchasers named in Schedule I hereto (together with the Representatives, the “Initial Purchasers”) $275,000,000 aggregate principal amount of 7 3/4% Senior Notes due 2019 (the “Original Notes”). The Company’s obligations under the Original Notes and the Indenture (as defined herein) will be, jointly and severally, unconditionally guaranteed (the “Guarantees”), on a senior unsecured basis, by each of the Subsidiaries (as defined herein) listed on the signature pages hereto (collectively, the “Guarantors,” and, together with the Company, the “Issuers”). The Original Notes and the Guarantees are referred to herein as the “Securities.” The Securities will be issued pursuant to an indenture (the “Indenture”), to be dated the Closing Date (as defined herein), by and between the Issuers and The Bank of New York Mellon Trust Company, National Association, as trustee (the “Trustee”).
          The Securities will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Act”). The Issuers have prepared a preliminary Offering Memorandum, dated as of February 1, 2011, the “Preliminary Offering Memorandum”), and a pricing supplement thereto dated the date hereof, which includes the information contained in Schedule III hereto (the “Pricing Supplement”). The Preliminary Offering Memorandum (as amended and supplemented immediately prior to the Applicable Time (as defined herein)) and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after the execution of this

Purchase Agreement (this “Agreement”), the Issuers will prepare a final Offering Memorandum dated the date hereof (the “Final Offering Memorandum”). For the purposes of this Agreement, the “Applicable Time” is 3:45 p.m. (New York City Time) on the date of this Agreement.
          The Initial Purchasers have advised the Issuers that the Initial Purchasers intend, as soon as they deem practicable after this Agreement has been executed and delivered, to resell (the “Exempt Resales”) the Securities in private sales exempt from registration under the Act on the terms set forth in the Pricing Disclosure Package, solely to (i) persons whom the Initial Purchasers reasonably believe to be “qualified institutional buyers” (“QIBs”), as defined in Rule 144A under the Act (“Rule 144A”), in accordance with Rule 144A and (ii) other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act (“Regulation S”) in accordance with Regulations S (the persons specified in clauses (i) and (ii), the “Eligible Purchasers”).
          Holders (including subsequent transferees) of the Securities will have the registration rights under the registration rights agreement (the “Registration Rights Agreement”), between the Issuers and the Initial Purchasers, to be dated the Closing Date, substantially in the form attached hereto as Exhibit A. Under the Registration Rights Agreement, the Issuers will agree (a) to file with the Securities and Exchange Commission (the “Commission”) (i) a registration statement under the Act (the “Exchange Offer Registration Statement”) relating to a new issue of debt securities (collectively with the Private Exchange Notes (as defined in the Registration Rights Agreement), the “Exchange Notes” and, together with the Original Notes, the “Notes”), guaranteed by the guarantors under the Indenture, to be offered in exchange for the Original Notes and the Guarantees thereof (the “Exchange Offer”) and issued under the Indenture and/or (ii) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement”) relating to the resale by certain holders of the Original Notes and the Guarantees thereof, (b) to use its reasonable best efforts to cause the Exchange Offer Registration Statement and, if applicable, the Shelf Registration Statement to be declared effective and (c) to consummate the Exchange Offer, all within the time periods specified in the Registration Rights Agreement.
          The Securities are being offered and sold by the Company in connection with a tender offer by the Company for all of its outstanding 11.625% Senior Secured Notes due 2014 (the “Tender Offer”).
          The Tender Offer and the entry by the Company and the Guarantors into that certain $175.0 million Senior Secured Revolving Facility (the “Senior Credit Facility”), the initial extensions of credit thereunder, if any, on the Closing Date, and the payment of transaction costs related thereto, if any, are referred to herein collectively, as the “Concurrent Transactions.”
          This Agreement, the Notes, the Guarantees, the Indenture, and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the “Note Documents.”
          2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, the Issuers agree to issue and sell to the Initial Purchasers, and on the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained in this Agreement, each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Issuers, the aggregate principal amount of the Securities set forth opposite its name on Schedule I hereto. The purchase price for the Securities shall be 98.025% of their principal amount.
          3. Delivery and Payment. Delivery of, and payment of the purchase price (via wire transfer) for, the Securities shall be made at 9 a.m. Houston time, on February 15, 2011 (such date and time, the “Closing Date”) at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002. The Closing Date and the location of delivery of and the form of payment for the Securities may be varied by mutual agreement between the Initial Purchasers and the Company.
          The Securities shall be delivered by the Issuers to the Initial Purchasers (or as the Initial Purchasers direct) through the facilities of The Depository Trust Company against payment by the Initial Purchasers of the purchase price therefor by means of wire transfer of immediately available funds to such account or accounts specified by the Company in accordance with Section 8(h) on or prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. The Securities shall be evidenced by one or more certificates in global form registered in such names as the Initial Purchasers may request upon at least one business day’s notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Securities.
          4. Agreements of the Issuers. The Issuers jointly and severally, covenant and agree with the Initial Purchasers as follows:
     (a) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum, the Pricing Supplement and the Final Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Issuers consent to the use of the Preliminary Offering Memorandum, the Pricing Supplement and the Final Offering Memorandum, and any amendments or supplements thereto, by the Initial Purchasers in connection with Exempt Resales.
     (b) As promptly as practicable following the execution and delivery of this Agreement and in any event not later than the second business day following the date hereof, to prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. Not to amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement. Not to amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised of such proposed amendment or supplement at least two business days prior to the proposed use, and shall not have objected to such amendment or supplement.
     (c) If, prior to the later of (x) the Closing Date and (y) the time that the Initial Purchasers have completed their distribution of the Securities, any event shall occur that, in the judgment of the Issuers or in the judgment of counsel to the Initial Purchasers, makes any statement of a material fact in the Final Offering Memorandum, as then amended or supplemented, untrue or that requires the making of any additions to or changes in the Final Offering Memorandum in order to make the statements in the Final Offering Memorandum, as then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Final Offering Memorandum to comply with all applicable laws, the Issuers shall promptly notify the Initial Purchasers of such event and (subject to Section 4(b)) prepare an appropriate amendment or supplement to the Final Offering Memorandum so that (i) the statements in the Final Offering Memorandum, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances at the Closing Date and at the time of sale of Securities, not misleading and (ii) the Final Offering Memorandum will comply with applicable law.
     (d) To qualify or register the Securities under the securities laws of such jurisdictions as the Initial Purchasers may request and to continue such qualification in effect so long as required for the Exempt Resales. Notwithstanding the foregoing, no Issuer shall be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to execute a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.
     (e) To advise the Initial Purchasers promptly, and if requested by the Initial Purchasers, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any securities commission or other regulatory authority. The Issuers shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Securities under any securities laws, and if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Securities under any securities laws, the Issuers shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.
     (f) Whether or not the transactions contemplated by this Agreement are consummated, to pay all costs, expenses, fees and disbursements (including fees and disbursements of counsel and accountants for the Issuers) incurred and stamp, documentary or similar taxes incident to and in connection with: (i) the preparation, printing and distribution of the Preliminary Offering Memorandum, the Pricing Supplement and the Final Offering Memorandum and any amendments and supplements thereto, (ii) all expenses (including travel expenses) of the Issuers and the Initial Purchasers in connection with any meetings with prospective investors in the Securities; (iii) one-half of all expenses (including the cost of any chartered airplane or other transportation) of the Issuers and the Initial Purchasers in connection with the “road show” for the offering of the Securities, (iv) the preparation, notarization (if necessary) and delivery of the Note Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this

Agreement and with the Exempt Resales, (v) the issuance, transfer and delivery of the Securities by the Issuers to the Initial Purchasers, (vi) the qualification or registration of the Securities for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final Blue Sky or legal investment memoranda and fees and disbursements of counsel (including local counsel) to the Initial Purchasers relating thereto), (vii) the inclusion of the Securities in the book-entry system of The Depository Trust Company (“DTC”), (viii) the rating of the Securities by rating agencies, (ix) the fees and expenses of the Trustee and its counsel and (x) the performance by the Company of its other obligations under the Note Documents.
     (g) To use the proceeds from the sale of the Original Notes in the manner described in the Pricing Disclosure Package under the caption “Use of Proceeds.”
     (h) To do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Securities.
     (i) Not to, and not to permit any Subsidiary to, sell, offer for sale or solicit offers to buy any security (as defined in the Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Act of the sale of the Securities to the Initial Purchasers or any Eligible Purchasers.
     (j) Not to, and to cause its affiliates (as defined in Rule 144 under the Act) not to, resell any of the Securities that have been reacquired by any of them.
     (k) Not to engage, not to allow any Subsidiary to engage, and to cause its other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Company makes no covenant) not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Securities in the United States.
     (l) Not to engage, not to allow any Subsidiary to engage, and to cause its other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Company makes no covenant) not to engage, in any directed selling effort with respect to the Securities, and to comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.
     (m) From and after the Closing Date, for so long as any of the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to make available upon request the information required by Rule 144A(d)(4) under the Act to (i) any holder or beneficial owner of Securities in connection with any sale of such Securities and (ii) any prospective purchaser of such Securities from any such holder or beneficial owner designated by the holder or beneficial owner. The Company will pay the expenses of preparing, printing and distributing such documents.
     (n) To comply with their obligations under the Registration Rights Agreement.
     (o) To cooperate with and assist the Initial Purchasers to obtain approval of the Securities to be eligible for clearance and settlement through DTC.
     (p) Prior to the Closing Date, to furnish without charge to the Initial Purchasers, (i) as soon as they have been prepared by the Company, a copy of any regularly prepared internal financial statements of the Company and the Subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Pricing Disclosure Package, (ii) all other reports and other communications (financial or otherwise) that the Company mails or otherwise makes available to its security holders and (iii) such other information as the Initial Purchasers shall reasonably request.
     (q) Without the prior consent of the Representatives, not to make, and not to permit any of its affiliates or anyone acting on its or its affiliates behalf to make, any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”).
     (r) During the period of two years after the Closing Date or, if earlier, until such time as the Securities are no longer restricted securities (as defined in Rule 144 under the Act), not to be or become a closed-end investment company required to be registered, but not registered, under the Investment Company Act of 1940.
     (s) In connection with the offering, until the Initial Purchasers shall have notified the Company of the completion of the distribution of the Securities, not to, and not to permit any of its affiliates (as such term is defined in Rule 501(b) of Regulation D under the Act) to, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest, for the purpose of creating actual or apparent active trading in, or of raising the price of, the Securities.
     (t) During the period from the date hereof through and including the date that is 45 days after the date hereof, without the prior written consent of Merrill Lynch (which consent may be withheld at the sole discretion of Merrill Lynch), to not, directly or indirectly, offer, sell, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Act in respect of, any debt securities of the Company or any Subsidiary or any securities exchangeable for or convertible into debt securities of the Company or any Subsidiary (other than as contemplated by this Agreement and to register the Exchange Securities).

          5. Representations and Warranties.
     (a) The Issuers represent and warrant to the Initial Purchasers that, as of the date hereof and as of the Closing Date (references in this Section 5 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):
          (i) Neither the Pricing Disclosure Package, as of the Applicable Time, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 4(b), if applicable) as of the Closing Date, contains or represents any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and each Company Supplemental Disclosure Document listed on Schedule IV hereto does not conflict with the information contained in the Pricing Disclosure Package or the Final Offering Memorandum and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representation or warranty with respect to information relating to the Initial Purchasers contained in or omitted from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Initial Purchaser through the Representatives expressly for inclusion in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be. No order preventing the use of the Preliminary Offering Memorandum, the Pricing Supplement or the Final Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued or, to the knowledge of the Issuers, has been threatened.
          (ii) The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Pricing Disclosure Package, did not as of the Applicable Time, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading
          (iii) There are no securities of the Issuers that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system of the same class within the meaning of Rule 144A as the Securities.

          (iv) The capitalization of the Company as of the Closing Date will be as set forth in the “As Adjusted” column under the heading “Capitalization” in the Offering Memorandum (assuming the Tender Offer is fully subscribed), other than changes since September 30, 2010 in (A) cash and cash equivalents in the ordinary course of business, (B) other debt and obligations under capital leases in the ordinary course of business, and (C) items of stockholders’ equity for shares issued upon the exercise of options (including treasury stock) and shares repurchased by the Company, and for retained earnings. All of the issued and outstanding equity interests of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right. Attached as Schedule II is a true and complete list of each entity in which the Company has a direct or indirect majority equity or voting interest (each, a “Subsidiary” and, together, the “Subsidiaries”), their jurisdictions of organization, name of its equityholder(s) and percentage of outstanding equity owned of record by each equityholder. All of the issued and outstanding equity interests of each Subsidiary have been duly and validly authorized and issued, are fully paid (to the extent required under the applicable limited liability company agreement or limited partnership agreement of the Subsidiary, as applicable) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), in the case of limited liability company interests in a Delaware limited liability company, and Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), in the case of any partnership interests in a Delaware limited partnership, and Section 17-403 of the Delaware LP Act with respect to general partner interests in a Delaware limited partnership), and, except for directors’ qualifying shares and as set forth in the Offering Memorandum, are owned, directly or indirectly through Subsidiaries, by the Company free and clear of all liens (other than transfer restrictions imposed by the Act, the securities or Blue Sky laws of certain jurisdictions and security interests granted pursuant to the Senior Credit Facility). Except as set forth in the Offering Memorandum, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of the Company or any of the Subsidiaries. No holder of any securities of the Company or any of the Subsidiaries is entitled to have such securities (other than the Securities) registered under any registration statement contemplated by the Registration Rights Agreement.
          (v) Each of the Company and each Subsidiary (A) is a corporation, limited liability company, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (B) has all requisite corporate or other power and authority necessary to own its property and carry on its business as now being conducted and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it or its ownership of property makes such qualification necessary, except where the failure to be so qualified and be in good standing, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. A “Material Adverse Effect” means (x) a material adverse effect on, or any development involving a prospective material adverse change in, the business, condition (financial or other), results of operations, performance or properties of the Company and the

Subsidiaries, taken as a whole or (y) an adverse effect on the ability to consummate the transactions contemplated hereby on a timely basis.
         (vi) Each Issuer has all requisite corporate or other power and authority to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated hereby, and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver and perform its obligations under the Notes.
         (vii) This Agreement has been duly and validly authorized, executed and delivered by each Issuer.
         (viii) The execution and delivery of, and the performance by each Issuer of their respective obligations under the Indenture have been duly and validly authorized by each Issuer and, when duly executed and delivered by the Issuers (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legally binding and valid obligation of each such Issuer, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether considered at equity or at law) and the discretion of the court before which any proceeding therefor may be brought (the “Enforceability Exceptions”). The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.
         (ix) The Original Notes have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company, and when issued, authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered by the Company against payment therefor by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, the Original Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions. The Original Notes, when issued, authenticated by the Trustee in accordance with the provisions of the Indenture and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.
         (x) The Exchange Notes have been, or on or before the Closing Date will be, duly and validly authorized for issuance by the Company, and when issued, authenticated and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

         (xi) The Guarantees have been duly and validly authorized by each of the Guarantors and when the Original Notes are issued, authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered by the Company against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Enforceability Exceptions. The guarantees of the Exchange Notes have been duly and validly authorized by each of the Guarantors and, when the Exchange Notes are issued, authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Enforceability Exceptions.
         (xii) The Registration Rights Agreement has been duly and validly authorized by each Issuer and, when duly executed and delivered by the Issuers (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will constitute a valid and legally binding obligation of each such Issuer, enforceable against it in accordance with its terms, except that (A) the enforcement thereof may be limited by the Enforceability Exceptions and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Registration Rights Agreement, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.
         (xiii) Neither the Company nor any Subsidiary is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”), or (C) in violation of any law, statute (including, without limitation, any rule or regulation) or any judgment, order or decree of any domestic or foreign court or other governmental or regulatory authority, agency or other body with jurisdiction over any of them or any of their assets or properties (“Governmental Authority”), except, in the case of clauses (B) and (C), for such defaults or violations as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
         (xiv) The execution, delivery and performance of the Note Documents and the issuance and sale of the Securities does not and will not (A) violate the charter, bylaws or other constitutive documents of the Company or any Subsidiary, (B) conflict with or constitute a breach of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in a Repayment Event (as defined herein), other than a Repayment Event that will be satisfied at the Closing Date as contemplated by the Offering Memorandum, or the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary under any of the Agreements and Instruments or (C) violate any law, statute, rule or regulation, including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System, or any judgment, order or decree of any Governmental Authority, except for such conflicts, violations, breaches or defaults in the cases of clauses (B) and (C) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 5(b) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any Governmental Authority is required to be obtained or made by the Company or any Subsidiary for the execution, delivery and performance by the Company or any Subsidiary of the Note Documents, the issuance and sale of the Securities and the consummation of the transactions contemplated hereby and by the Note Documents, except (1) such as have been or will be obtained or made on or prior to the Closing Date, (2) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreement, and qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in connection with the issuance of the Exchange Notes, and (3) such filings as may be required to terminate Liens securing existing indebtedness to be paid off with the proceeds of the Offering. No consents or waivers from any other person or entity are required for the execution, delivery and performance of the Note Documents and the issuance and sale of the Securities, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date and will be in full force and effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.
         (xv) Except as otherwise disclosed in the Offering Memorandum, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.
         (xvi) The public accountants whose report is included in the Offering Memorandum are independent within the meaning of the Act. The historical consolidated financial statements (including the notes thereto) included in the Offering Memorandum present fairly in all material respects the consolidated financial position, results of operations, cash flows and changes in stockholder’s equity of the Company at the respective dates and for the respective periods indicated. All such financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods presented (except as disclosed therein) and in compliance with Regulation S-X (“Regulation S-X”) under the Exchange Act. The information set forth under the captions “Offering Memorandum Summary — Summary Historical Consolidated Financial Data” and “Selected Historical Financial Data” included in the Offering Memorandum have been prepared on a basis consistent with that of the audited financial statements of the Company. The ratio of earnings to fixed charges has been calculated in compliance with Item 503(d) of Regulation S-K. The other financial information, including but not limited to the financial information under the heading “Offering Memorandum Summary — Recent Developments” and non-GAAP financial measures, if any, included in the Offering Memorandum have been prepared in good faith and on a reasonable basis consistent with that of the unaudited financial statements of the Company. Since the date as of which information is given in the Offering Memorandum, except as set forth in the Offering Memorandum (including the Concurrent Transactions), (A) neither the Company nor any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (B) there has not been any event or development in respect of the business or condition (financial or other) of the Company or any Subsidiary that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any of its equity interests and (D) there has not been any change in the long-term debt of the Company or any Subsidiary other than changes due to ordinary course of business capital leases.
         (xvii) The statistical and market-related data and forward-looking statements included in the Offering Memorandum are based on or derived from sources that the Issuers believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The Company has obtained the written consent to the use of such data from such sources to the extent required.
         (xviii) As of the date hereof and as of the Closing Date, immediately prior to and immediately following the issuance and sale of the Securities, each Issuer is and will be Solvent. As used herein, “Solvent” shall mean, for any person on a particular date, that on such date (A) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (B) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (C) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay as such debts and liabilities mature, (D) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute an unreasonably small capital and (E) such person is able to pay its debts as they become due and payable.
         (xix) Except as set forth in the Offering Memorandum, there is (A) no action, suit or proceeding before or by any Governmental Authority or arbitrator, now pending or, to the knowledge of the Issuers, threatened or contemplated, to which the Company or any Subsidiary is or may be a party or to which the business, assets or property of the Company or any Subsidiary is or may be subject and (B) no judgment, decree or order of any Governmental Authority that, in either of clause (A) or (B), could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
         (xx) Except as could not reasonably be expected to have a Material Adverse Effect, no labor disturbance by the employees of the Company or any Subsidiary exists or, to the knowledge of the Issuers, is imminent.
         (xxi) Except as described in the Offering Memorandum and except for such matters as would not individually or in the aggregate have a Material Adverse Effect (A) none of the Company or any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, or any of its Subsidiaries, and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.
         (xxii) The Company and its Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

         (xxiii) The Company and the Subsidiaries have good and indefeasible title in fee simple to all items of owned real property, and good and marketable title to all personal property owned by each of them in each case free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except (A) such as would not reasonably be expected a Material Adverse Effect, (B) liens described in the Offering Memorandum and (C) liens permitted by the Indenture. Any real property, personal property and buildings held under lease by the Company or any such Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
         (xxiv) Each of the Company and the Subsidiaries has insurance covering its properties, operations, personnel and business, including protection and indemnity insurance, which insurance is in amounts and insures against such losses and risks as are generally deemed adequate to protect each of the Company and the Subsidiaries and its business consistent with industry practice. All policies of insurance insuring the Company and its Subsidiaries or their businesses, assets, employees, officers and directors are in full force and effect, except where the failure to have such policies in full force and effect would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each of the Company and the Subsidiaries is in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it or any of its Subsidiaries will not be able to renew existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
         (xxv) All tax returns required to be filed by the Company or any Subsidiary have been filed (or extensions have been obtained) in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with GAAP or those currently payable without penalty or interest and except where the failure to make such required filings or payments could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
         (xxvi) Neither the Company nor any Subsidiary is, or after giving effect to the transactions contemplated hereby will be, required to be registered as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
         (xxvii) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of their financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for their assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
         (xxviii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and the Subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any Subsidiary and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
         (xxix) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Act) has, directly or through any person acting on its or their behalf (other than any Initial Purchaser, as to which no representation is made), (A)taken, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of any Issuer to facilitate the sale or resale of the Securities, (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Securities in a manner that would require registration of the Securities under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any Issuer in a manner that would require registration of the Securities under the Act, (C) sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of any security (as defined in the Act) that is currently or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act or (D) engaged in any directed selling effort (as defined by Regulation S) with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulations.
         (xxx) The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902 under the Act. Each of the Company and the Guarantors is a “reporting issuer” as defined in Rule 902 under the Act.

         (xxxi) No form of general solicitation or general advertising (prohibited by the Act in connection with offers or sales such as the Exempt Resales) was used by the Company or any person acting on its behalf (other than any Initial Purchaser as to which no representation is made) in connection with the offer and sale of any of the Securities or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or the Internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising within the meaning of Regulation D under the Act. The Company has not made, and has not permitted any of its affiliates or anyone acting on its or its affiliates behalf to make, any Company Supplemental Disclosure Document other than as set forth on Schedule IV hereto. Neither the Company nor any of its affiliates has entered into, or will enter into, any contractual arrangement with respect to the distribution of the Securities except for this Agreement.
         (xxxii) Except as described in the section entitled “Plan of Distribution” in the Offering Memorandum, there are no contracts, agreements or understandings between the Company or any Subsidiary and any other person other than the Initial Purchasers pursuant to this Agreement that would give rise to a valid claim against the Company, any Subsidiary or any of the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Securities.
         (xxxiii) The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”). The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are effective.
         (xxxiv) None of the Issuers nor, to the knowledge of the Issuers, any director, officer, agent, employee or affiliate of the any of the Issuers is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity that, at the time of such funding, is the subject of any sanctions administered by OFAC.
         (xxxv) None of the Issuers, nor, to the knowledge of the Issuers, any director, officer, agent, employee or other person associated with or acting on behalf of any of the Issuers, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; or (ii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977.
         (xxxvi) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970,

as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
         Each certificate signed by any officer of any Issuer and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Issuers to the Initial Purchasers as to the matters covered by such certificate.
          The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 of this Agreement, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Company hereby consents to such reliance.
          (b) Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company that: (i) it will offer and sell Securities only to (y) persons who it reasonably believes are QIB in transactions meeting the requirements of Rule 144A or (z) upon the terms and conditions set forth in Section 5(c) of this Agreement; (ii) it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Act; and it will not offer or sell Securities by, any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.
          (c) Each Initial Purchaser understands and agrees that:
     (i) It has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Act.
     (ii) During such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.
     (iii) At or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.
          6. Indemnification.
     (a) The Issuers, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of any Initial Purchaser and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, “Losses”) to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package or the Final Offering Memorandum, or in any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that none of the Issuers will be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission relating to an Initial Purchaser made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser through the Representatives expressly for use therein. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have, including, but not limited to, liability under this Agreement.
     (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Issuers, and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of any of the Issuers and the agents, employees, officers and directors of any such controlling person from and against any and all Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package or the Final Offering Memorandum, or in any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission relating to such Initial Purchaser made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Initial Purchaser through the Representatives expressly for use therein. Each of the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers through the Representatives have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Supplemental Disclosure Document or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the sections entitled “Notice to Prospective Investors in the EEA,” “Notice to Prospective in Switzerland” and “Notice to Prospective Investors in the Dubai International Financial Centre” under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.
     (c) Promptly after receipt by an indemnified party under Section 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an “action”), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such section, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by paragraph (a) or (b) of this Section 6, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (B) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (C) such indemnified party shall have given the indemnifying party at least 45 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (a) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities or (b) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Securities (net of discounts and commissions but before deducting expenses) received by the Issuers are to (y) the total discount and commissions received by the Initial Purchasers. The relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by an Issuer or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.
          The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Securities purchased by such Initial Purchaser pursuant to this Agreement exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each person, if any, who controls an Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each director, officer, employee and agent of an Issuer shall have the same rights to contribution as the Issuers. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.
          8. Conditions of Initial Purchasers’ Obligations. The obligations of the Initial Purchasers to purchase and pay for the Securities, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:
     (a) All of the representations and warranties of the Issuers contained in this Agreement shall be true and correct on the date of this Agreement and on the Closing Date. The Issuers shall have performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date. The Initial Purchasers shall have received a certificate, dated the Closing Date, signed by the chief executive officer and chief financial officer of the Company, certifying as to the foregoing and to the effect in Section 8(c).
     (b) The Final Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers as required by Section 4(a). No stop order suspending the qualification or exemption from qualification of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.
     (c) Since the Applicable Time, there shall not have been any decrease in the rating of any debt or preferred stock of the Company or any Subsidiary by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (d) The Initial Purchasers shall have received on the Closing Date opinions dated the Closing Date, addressed to the Initial Purchasers, of (i) Andrews Kurth LLP, counsel to the Company, substantially to the effect set forth in Exhibit B hereto, including with respect to Guarantors organized under the laws of the states of Delaware and Texas; (ii) counsel to the Guarantors organized under the laws of the State of Oklahoma substantially in the form of Exhibit C hereto, (iii) counsel to the Guarantor organized under the laws of the State of Kansas substantially in the form of Exhibit D hereto, and (iv) counsel to the Guarantor organized under the laws of the State of New Mexico substantially in the form of Exhibit E hereto.
     (e) The Initial Purchasers shall have received on the Closing Date an opinion dated the Closing Date of Vinson & Elkins L.L.P., counsel to the Initial Purchasers, in form and substance satisfactory to the Representative. Such counsel shall have been furnished with such certificates and documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.
     (f) On the date hereof, the Initial Purchasers shall have received a “comfort letter” from KPMG LLP, the independent public accountants for the Company, dated the date of this Agreement, addressed to the Initial Purchasers and in form and substance satisfactory to the Representatives and counsel to the Initial Purchasers, covering the financial and accounting information in the Preliminary Offering Memorandum and the Pricing Supplement. In addition, the Initial Purchasers shall have received a “bring-down comfort letter” from the independent public accountants for the Company, dated as of the Closing Date, addressed to the Initial Purchasers and in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial and accounting information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 5 days prior to the Closing Date, and otherwise in form and substance satisfactory to the Representatives and counsel to the Initial Purchasers.
     (g) The Issuers and the Trustee shall have executed and delivered the Indenture and the Initial Purchasers shall have received copies thereof. The Issuers shall have executed and delivered the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

     (h) The Initial Purchasers shall have been furnished with wiring instructions for the application of the proceeds of the Securities in accordance with this Agreement and such other information as they may reasonably request.
     (i) All agreements set forth in the blanket representation letter of the Company (including the required riders thereto) to DTC relating to eligibility of the Securities for clearance and settlement through DTC shall have been complied with.
     (j) Such other documents, approvals, affidavits, opinions or certificates as the Trustee or the Initial Purchasers may reasonably request in form and substance reasonably satisfactory to the Trustee or the Initial Purchasers, as the case may be, shall have been provided to the Trustee or the Initial Purchasers, as the case may be.
          If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled (or waived by the Initial Purchasers), this Agreement may be terminated by the Initial Purchasers on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party.
          The documents required to be delivered by this Section 8 will be delivered at the office of counsel for the Initial Purchasers on the Closing Date.
          9. Survival of Representations and Agreements. All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 4(f) and 10(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Company or any controlling person thereof, and shall survive delivery of and payment for the Original Notes to and by the Initial Purchasers. The agreements contained in Sections 4(f), 6, 7, and 10(d) shall survive the termination of this Agreement, including pursuant to Section 10.
          10. Effective Date of Agreement; Termination.
     (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.
     (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers’ part to the Company or any affiliate thereof if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed under this Agreement when and as required; (ii) any other condition to the obligations of the Initial Purchasers under this Agreement to be fulfilled by the Issuers pursuant to Section 8 is not fulfilled when and as required in any material respect; (iii) trading in any securities of the Company shall be suspended or limited by the Commission or the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National

Market shall have been suspended or materially limited, or minimum prices shall have been established thereon by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction; (iv) a general moratorium shall have been declared by either Federal or New York or Texas State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; (v) there is an outbreak or escalation of hostilities or national or international calamity in any case involving the United States, on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. and international markets, making it, in the Representatives’ judgment, impracticable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package; or (vi) there shall have been such a material adverse change in general economic, political or financial conditions or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such as, in the Representatives’ judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package.
     (c) Any notice of termination pursuant to this Section 10 shall be given at the address specified in Section 11 below by telephone or facsimile, confirmed in writing by letter.
     (d) If this Agreement shall be terminated pursuant to Section 10(b), or if the sale of the Securities provided for in this Agreement is not consummated because of any refusal, inability or failure on the part of the Issuers to satisfy any condition to the obligations of the Initial Purchasers set forth in this Agreement to be satisfied or because of any refusal, inability or failure on the part of the Issuers to perform any agreement in this Agreement or comply with any provision of this Agreement, the Issuers, jointly and severally, will reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses (including, without limitation, the fees and expenses of the Initial Purchasers’ counsel) incurred in connection with this Agreement and the transactions contemplated hereby.
     (e) If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 10(e), the Closing Date shall be postponed for such period, not exceeding seven Business Days, as the Representatives shall determine in order that the required changes in the Final Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.
          11. Notice. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered or telecopied and confirmed in writing to c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036 (fax: 646-855-3073), Attention: Syndicate Department; with a copy for information purposes only to Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, TX 77002 (fax: 713-615-5620), Attention: Alan Beck; and if sent to the Issuers, shall be mailed, delivered or telecopied and confirmed in writing to (A) Basic Energy Services, Inc., 500 W. Illinois, Midland, TX 79701 (telephone: 432-620-5500, fax: 432-620-5501), Attention: Kenneth V. Huseman and (B) Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, TX 77002, Attention: David C. Buck, Esq. (fax: 713-220-4285).
          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next-day air courier.
          12. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Issuers and the other indemnified parties referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.
          13. Construction. This Agreement shall be construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          14. Submission to Jurisdiction; Waiver of Jury Trial. The Issuers hereby waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Issuers agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Issuers and may be enforced in any other courts in the jurisdiction of which the Issuers are or may be subject, by suit upon such judgment.

          15. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.
          16. Counterparts. This Agreement may be executed in various counterparts that together shall constitute one and the same instrument.
          17. No Fiduciary Relationship. The Issuers hereby acknowledge that the Initial Purchasers are acting solely as initial purchasers in connection with the purchase and sale of the Securities. The Issuers further acknowledge that each of the Initial Purchasers is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that any Initial Purchaser act or be responsible as a fiduciary to the Issuers, their management, stockholders, creditors or any other person in connection with any activity that such Initial Purchaser may undertake or has undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Initial Purchasers hereby expressly disclaim any fiduciary or similar obligations to the Issuers, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Issuers hereby confirm their understanding and agreement to that effect. The Issuers and each Initial Purchaser agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by any Initial Purchaser to the Issuers regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Issuers. The Issuers hereby waive and release, to the fullest extent permitted by law, any claims that such Issuers may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary or similar duty to the Issuers in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
[Signature Pages Follow]

          If the foregoing Purchase Agreement correctly sets forth the understanding among the Issuers and the Initial Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Issuers and the Initial Purchasers.

BASIC ENERGY SERVICES, INC.
By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President

BASIC ENERGY SERVICES GP, LLC
By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President

BASIC ENERGY SERVICES LP, LLC
By:	/s/ Jerry Tufly
	Name:	Jerry Tufly
	Title:	President

BASIC ENERGY SERVICES L.P.
By:	BASIC ENERGY SERVICES GP, LLC
its General Partner

By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President

FIRST ENERGY SERVICES COMPANY
By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President

Signature Page to Purchase Agreement

BASIC ESA, INC.
By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President

BASIC MARINE SERVICES, INC.
By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President

CHAPARRAL SERVICE, INC.
By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President

HENNESSEY RENTAL TOOLS, INC.
By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President

OILWELL FRACTURING SERVICES, INC.
By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President

Signature Page to Purchase Agreement

WILDHORSE SERVICES, INC.
By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President

LEBUS OIL FIELD SERVICE CO.
By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President

GLOBE WELL SERVICE, INC.
By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President

SCH DISPOSAL, L.L.C.
By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President

JS ACQUISITION LLC
By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President

JETSTAR HOLDINGS, INC.
By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President

Signature Page to Purchase Agreement

ACID SERVICES LLC
By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President

JETSTAR ENERGY SERVICES, INC.
By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President

SLEDGE DRILLING CORP.
By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President

PERMIAN PLAZA, LLC
By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President

XTERRA FISHING & RENTAL TOOLS CO.
By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President

TAYLOR INDUSTRIES, LLC
By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President

Signature Page to Purchase Agreement

PLATINUM PRESSURE SERVICES, INC.
By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President

ADMIRAL WELL SERVICE, INC.
By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President

Signature Page to Purchase Agreement

Confirmed and accepted as of the date first above written
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
WELLS FARGO SECURITIES LLC
CAPITAL ONE SOUTHCOAST, INC.
COMERICA SECURITIES, INC.

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Acting on behalf of itself and the several Initial Purchasers

By:	/s/ J. Lex Maultsby
	Name:	J. Lex Maultsby
	Title:	Managing Director

Signature Page to Purchase Agreement

Schedule I

Aggregate
Principal
Amount of
Securities to be
Initial Purchasers	Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$142,721,519
Wells Fargo Securities, LLC	69,620,253
Capital One Southcoast, Inc.	41,772,152
Comerica Securities, Inc.	20,886,076

Total	$275,000,000

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Schedule II

Jurisdiction of
Subsidiary	Organization	Equity Holder and % Held by Each

Basic Energy Services GP, LLC	Delaware	Basic Energy Services Inc. — 100%

Basic Energy Services LP, LLC	Delaware	Basic Energy Services Inc. — 100%

Basic Energy Services L.P.	Delaware	Basic Energy Services GP, LLC. — 0.01% Basic Energy Services LP, LLC — 99.99%

Basic ESA, Inc.	Texas	Basic Energy Services Inc. — 100%

Chaparral Service, Inc.	New Mexico	Basic Energy Services L.P. — 100%

Basic Marine Services, Inc.	Delaware	Basic Energy Services L.P. — 100%

First Energy Services Company	Delaware	Basic Energy Services L.P. — 100%

Hennessey Rental Tools, Inc.	Oklahoma	Basic Energy Services L.P. — 100%

Oilwell Fracturing Services, Inc.	Oklahoma	Basic Energy Services L.P. — 100%

Wildhorse Services, Inc.	Oklahoma	Basic Energy Services L.P. — 100%

LeBus Oil Field Service Co.	Texas	Basic Energy Services L.P. — 100%

Globe Well Service, Inc.	Texas	Basic Energy Services L.P. — 100%

SCH Disposal, L.L.C.	Texas	Basic Energy Services L.P. — 100%

JS Acquisition LLC	Delaware	Basic Energy Services L.P. — 100%

JetStar Holdings, Inc.	Delaware	JS Acquisition LLC — 100%

Acid Services, LLC	Kansas	JS Acquisition LLC — 100%

JetStar Energy Services, Inc.	Texas	JS Acquisition LLC — 100%

Sledge Drilling Corp.	Texas	Basic Energy Services L.P. — 100%

Permian Plaza, LLC	Texas	Basic Energy Services L.P. — 100%

Xterra Fishing & Rental Tools Co.	Texas	Basic Energy Services L.P. — 100%

II-1

Jurisdiction of
Subsidiary	Organization	Equity Holder and % Held by Each

Taylor Industries, LLC	Texas	Basic Energy Services L.P. — 100%

Platinum Pressure Services, Inc.	Texas	Basic Energy Services L.P. — 100%

Admiral Well Service, Inc.	Texas	Basic Energy Services L.P. — 100%

Robota Energy Equipment, LLC**	Delaware	Basic Energy Services L.P. — 80%

Basic Energy Services International, LLC**	Delaware	Basic Energy Services L.P. — 100%

ESA de Mexico, S. de R.L. de C.V.**	Mexico	Basic Energy Services International, LLC — 99% Basic ESA, Inc. — 1%

**	Will not be a Guarantor as of the Closing Date.

II-2

Schedule III
$275,000,000
7 3/4 Senior Notes due 2019
Pricing Term Sheet
Pricing Term Sheet dated February 3, 2011 to the Preliminary Offering Memorandum dated February 1, 2011 of Basic Energy Services, Inc. (the “Preliminary Offering Memorandum”). This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this Pricing Term Sheet supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Terms used herein and not defined herein have the meanings assigned in the Preliminary Offering Memorandum.

Issuer	Basic Energy Services, Inc.

Aggregate Principal Amount	$275,000,000

Maturity Date	February 15, 2019

Coupon	7.750%

Initial Price to Investors	100.000%, plus accrued interest, if any, from February 15, 2011

Net Proceeds (after expenses)	$269,500,000

Yield to Maturity	7.750%

Guarantors	The notes will be guaranteed on a senior unsecured basis by all of the Issuer’s current and certain future material restricted subsidiaries that guarantee its other indebtedness.

Title of Securities	7 3/4 Senior Notes due 2019

Issue Format	Rule 144A/Regulation S

Trade Date	February 3, 2011

Settlement Date	February 15, 2011 (T+8)

We expect that delivery of the Notes will be made against payment therefore on or about February 15, 2011, which will be the seventh business day following the date of this Pricing Disclosure Package (this settlement cycle being referred to as “T+8”). Under Rule 15c6-1

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under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof or the next four succeeding trading days will be required, by virtue of the fact that the notes initially settle in T+8, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Interest Payment Dates	Semi-annually in arrears on each February 15 and August 15, commencing on August 15, 2011.

Optional Redemption	On or after February 15, 2015, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the Notes redeemed during the twelve-month period indicated beginning on February 15 of the years indicated below:

Year	Price
2015	103.875%
2016	101.938%
2017 and thereafter	100.000%

Equity Clawback	At any time before February 15, 2014, the Issuer may redeem up to 35% of the aggregate principal amount of the notes issued under the indenture with the net cash proceeds of one or more qualified equity offerings at a redemption price equal to 107.750% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to the date of redemption; provided that, at least 65% of the aggregate principal amount of the notes issued under the indenture remains outstanding immediately after the occurrence of such redemption and such redemption occurs within 90 days of the date of the closing of any such qualified equity offering.

Initial Purchasers	Merrill Lynch, Pierce, Fenner & Smith Incorporated

Wells Fargo Securities, LLC

Capital One Southcoast, Inc.

Comerica Securities, Inc.

Denominations	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP/ISIN Numbers	Rule 144A: 06985P AG5 / US06985PAG54

Regulation S: U06858 AD3 / USU06858AD32

III-2

Revised Disclosures:
Revised Summary
The following disclosure under “Summary—The Offering—Ranking” on page 8 of the Preliminary Offering Memorandum and each other location where such information appears in the Preliminary Offering Memorandum is amended to read as follows:
As of September 30, 2010, after giving effect to this offering and the use of the net proceeds from this offering described under “Use of Proceeds,” (i) we and our subsidiaries would have had approximately $55.5 million of secured indebtedness outstanding under our capital lease obligations and (ii) we and our subsidiary guarantors would have had $500.0 million of unsecured senior indebtedness outstanding, including the notes.
Revised Capitalization Disclosure:
The “As Adjusted” column of the “Capitalization” table appearing on page 27of the Preliminary Offering Memorandum and each other location where such information appears in the Preliminary Offering Memorandum is amended to read as follows (in thousands): Cash and cash equivalents is $64,401; 7.750% Senior Notes due 2019 is $275,000; Capital leases and other notes is $55,465; Total long-term debt, including current portion is $555,465; Total stockholders’ equity is $269,705; and Total capitalization is $825,170.
This material is strictly confidential and has been prepared by the Issuer solely for use in connection with the proposed offering of the securities described in the Preliminary Offering Memorandum. This material is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the securities. Please refer to the Preliminary Offering Memorandum for a complete description.
The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.
This communication is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction where the offering is prohibited.

III-3

Schedule IV
Company Supplemental Disclosure Documents
1.	Electronic Roadshow Presentation, dated February 1, 2011

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